EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1.	MSD SBI, L.P.

Item	Information
Name:	MSD SBI, L.P.

Address:	645 Fifth Avenue, 21st Floor, New York, New York 10022

Designated Filer:	MSD Capital, L.P.

Date of Event Requiring Statement (Month/Day/Year):	October 20, 2009

Issuer Name and Ticker or Trading Symbol:	ASBURY AUTOMOTIVE GROUP INC. [ABG]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	MSD Capital, L.P.
	Its:	General Partner

	By:	MSD Capital Management LLC
	Its:	General Partner

	By:	/s/ Marc R. Lisker
		Name:	Marc R. Lisker
		Title:	Manager and General Counsel
Date: October 22, 2009